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                                                                   EXHIBIT 10.18

                        [LOGO OF SOFTLINK APPEARS HERE]


                                                                 August 31, 1999

Mr. Roy Timor
Director, Product Marketing
Packard Bell/NEC
Europe


Dear Mr. Timor:

I wanted to send off a quick proposal to you since I understand there are some time restrains. We are all very excited with the opportunity to review an OEM opportunity with such a strong marketer and recognized leader in your industry.

     Softlink will provide a Gold Master CD of Voice link 3.0 with an average message time limit with at no charge to be installed on the NEC and/or Packard Bell branded product in English.

     Softlink will provide the following languages: Dutch, Spanish and French version 3.0. Packard Bell will translate all marketing materials to these three languages.

     Softlink will provide level two support at no charge to the customer, either through it's website hotline or through it's technical support department Softlink Corporate offices.

     Six months after the initial launch of the program, Packard Bell will market the latest version of Softlink and the latest version of email inChorus to Packard Bell's customer base. A hot linked from Packard Bell's website will be set up in which Softlink will provide the downloading process.

     Softlink will give Packard Bell NEC a $2.00 US fee for all upgrades on Soft1ink's email Voicelink and a $3.00 US fee for all upgrades downloaded for email inChorus. Revenue to Packard Bell will be paid on a monthly basis within forty-five days of the recorded revenue month.





Softlink                               Packard Bell/NEC
--------                               ----------------
Approval By:  /s/ [ILLEGIBLE]          Approved By: /s/ DOMINIQUE HALATRE
             ----------------------                 ---------------------
                                                    INTERNET BUSINESS
                                                    MANAGER
                                                    PACKARD BELL NEC EUROPE

Date:    10/10/99                      Date: 10 September 1999
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